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Denny's Corporation
Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges


                                                              One Week   Fifty-One
                                                               Ended    Weeks Ended
                                                             January 7, December 30,
                                                                 1998      1998        1999        2000       2001       2002
(In thousands, except for ratio of earnings to fixed charges)

Income (loss) from continuing operations before income taxes  $589,044  $(128,016)  $(274,988)  $ (80,670)  $(86,973)  $  6,112
                                                              --------  ---------   ---------   ---------   --------   --------
Add:
     Interest expense excluding capitalized interest             1,901    101,590      93,498      90,311     78,252     77,002
     Amortization of debt expense (a)                               83     (7,501)     (7,682)     (3,366)     1,511      2,756
                                                              --------  ---------   ---------   ---------   --------   --------
           Subtotal                                              1,984     94,089      85,816      86,945     79,763     79,758
     Interest factor in rents                                      218     11,174      12,349      15,774     15,513     14,967
                                                              --------  ---------   ---------   ---------   --------   --------
           Total earnings (losses)                            $591,246  $ (22,753)  $(176,823)  $  22,049   $  8,303   $100,837
                                                              ========  =========   =========   =========   ========   ========

Fixed charges:
    Interest expense excluding capitalized interest           $  1,901  $ 101,590   $  93,498   $  90,311   $ 78,252   $ 77,002
    Amortization of debt expense (a)                                83     (7,501)     (7,682)     (3,366)     1,511      2,756
                                                              --------  ---------   ---------   ---------   --------   --------
           Subtotal                                              1,984     94,089      85,816      86,945     79,763     79,758
    Interest factor in rents                                       218     11,174      12,349      15,774     15,513     14,967
                                                              --------  ---------   ---------   ---------   --------   --------
           Total fixed charges                                   2,202    105,263      98,165     102,719     95,276     94,725
                                                              ========  =========   =========   =========   ========   ========

Ratio of earnings to fixed charges                              268.5x       --          --          --         --         1.1x
                                                              ========  =========   =========   =========   ========   ========

Deficiency in the coverage of fixed charges by earnings
     (losses) before fixed charges                            $   --    $ 129,060   $ 274,988   $  80,670   $ 86,973   $   --
                                                              ========  =========   =========   =========   ========   ========


For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing pretax earnings by fixed charges. Earnings, as used to compute the ratio, equals the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expenses and a rental factor that is representative of an interest factor (estimated to be one third) on operating leases.